                         Exhibit 10.48

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made and entered into as of the 7th day of November, 2019, by and between BRIDGE III CA ALVISO TECH PARK, LLC, a Delaware limited liability company (“Landlord”), and VENUS CONCEPT INC., a Delaware corporation formerly known as Restoration Robotics, Inc. (“Tenant”).

R E C I T A L S:

A.Pursuant to that certain Lease Agreement dated April 16, 2012, by and between Landlord and Tenant (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated April 27, 2016, by and between Landlord and Tenant (the “First Amendment”, along with the Original Lease, collectively, the “Lease”), Landlord leases to Tenant approximately 23,155 rentable square feet in the building located at 128 Baytech Drive, San Jose, California (the “Building”).

B.Landlord and Tenant desire to amend and modify the Lease as hereinafter set forth to memorialize Tenant’s name change and for other purposes as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Tenant. The Basic Lease Information portion of the Lease is hereby amended to reflect Tenant’sa name change from Restoration Robotics, Inc., a Delaware corporation, to Venus Concept Inc., a Delaware corporation. Henceforth, any reference in the Lease to Tenant shall mean Venus Concept Inc., a Delaware corporation.

2.Notices.

a)Landlord’s address for all notices, as set forth in the Basic Lease Information portion of the Lease is hereby deleted in its entirety and replaced with the following:

For all notices:

Bridge III CA Alviso Tech Park, LLC

c/o Bridge Investment Group

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

Attention: Asset Management

Email: David.McCleve@bridgeig.com

US_ACTIVE-152440275.2-IPSTEWAR

with a copy to:

Bridge Investment Group

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

Attention: Travis D. Hughes, Counsel

Email: Travis.Hughes@bridgeig.com

b)Tenant’s address for all notices, including notices of default, as set forth in the Basic Lease Information portion of the Lease is hereby deleted in its entirety and replaced with the following:

For all notices:

Venus Concept Inc.

128 Baytech Drive

San Jose, California 95134-2303

Attention: Vice President - Legal

3.Broker. Tenant represents and warrants to Landlord that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with this Second Amendment. Tenant hereby indemnifies and holds Landlord harmless from and against all losses, costs, damages or expenses (including, but not limited to, court costs, investigation costs and reasonable attorneys’ fees) as a result of any agreement or dealings, or alleged agreement or dealings, between Tenant and any such broker or agent.

4.Time of the Essence. Time is of the essence with respect to all time periods set forth in this Second Amendment.

5.Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. Additionally, facsimile and scanned emailed signatures shall be deemed original and binding on the parties.

6.Miscellaneous. The parties hereby acknowledge and agree that the recitals set forth above are true and accurate as of the date hereof. Whenever terms are used in this Second Amendment, but are not defined, such terms shall have the same meaning as set forth in the Lease. Except as modified by this Second Amendment, Landlord and Tenant do hereby ratify and reaffirm each and every provision, term, covenant, agreement and condition of the Lease. The Lease, as modified by this Second Amendment, sets forth the entire agreement between Landlord and Tenant and cancels all prior negotiations, arrangements, agreements and understandings, if any, between Landlord and Tenant regarding the subject matter of this Second Amendment. In the event of any conflict between the terms of the Lease and the terms of this Second Amendment, the terms of this Second Amendment shall control. Tenant represents and warrants that the person executing this Second Amendment is authorized to execute and deliver this Second Amendment and that all necessary approvals and consents have been obtained to bind Tenant under this

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Second Amendment and the Lease in accordance with their terms. Landlord represents and warrants that the person executing this Second Amendment is authorized to execute and deliver this Second Amendment and that all necessary approvals and consents have been obtained to bind Landlord under this Second Amendment and the Lease in accordance with their terms.

IN WITNESS WHEREOF, the duly authorized officials of Landlord and Tenant have signed and sealed this Second Amendment as of the day and year first set forth above.

LANDLORD:

BRIDGE III CA ALVISO TECH PARK, LLC,
a Delaware limited liability company

By:ROC III Real Estate Holdings 2, LLC,
a Delaware limited liability company
Its: Managing Member

By:
Name:
Its:

[Signatures continue on the following page]

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[Signatures continued from the previous page]

TENANT:

VENUS CONCEPT INC.,

A Delaware corporation

By:	/s/ Domenic Di Sisto
Name:	Domenic Di Sisto
Title:	General Counsel

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